Exhibit 10.4

                      TRANSBOTICS SECURES AGV SYSTEM ORDER
                            IN THE PRINTING INDUSTRY

CHARLOTTE, NC - August 15, 2005 - Transbotics Corporation, (OTC BB: TNSB) (www.transbotics.com), announced it received an order for an Automatic Guided Vehicle (AGV) system expansion from an existing customer in the printing industry. The order, totaling approximately $230,000 includes the addition of multiple vehicles to an existing system.

For over 20 years Transbotics Corporation has specialized in the design, development, support and installation of automation solutions with an emphasis on Automatic Guided Vehicles (AGVs). The Company is a North American automation solutions integrator that manufactures, installs and supports various automation technologies including: AGVs, robots, conveyors, batteries, chargers, motors and other related products.

Transbotics provides unique automation solutions to a variety of industries, including automotive (tier one supplier), aerospace and defense, food and beverage, paper and allied products, newsprint and publishing, entertainment, microelectronics, plastics and primary metals. Transbotics' current customers include Fortune 500 companies as well as small manufacturing companies.

This release (including information incorporated by reference herein) may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operation, plans, objectives, future performance and business of the Company. These forward-looking statements involve certain risk, including, without limitation, the uncertainties detailed in Transbotics Corporation Securities and Exchange Commission filings.





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